AMENDING AGREEMENT

This Amending Agreement is made effective as of June 22, 2010.

BETWEEN:

KOKOMO ENTERPRISES INC., a British Columbia corporation having an office at Suite 1000, 1177 West Hastings Street, Vancouver, B.C. Canada V6E 2K3

(hereinafter referred to as "Kokomo")

OF THE FIRST PART

AND:

MINERALES MEXICANOS Y CANADIENSES S.A. DE C.V., a Mexican company incorporated under the laws of the Country of Mexico, having an office at Zaragoza Sur No. 1300 Edif. Kalos Piso A3 Suite 325, Monterrey, N.L. México C.P. 64000

(hereinafter referred to as "MMYC")

OF THE SECOND PART

WHEREAS:

A. On the 8th day of February, 2010, the Parties hereto entered into a binding Letter of Intent in respect to the Zaniza Iron Ore Property in Mexico (hereinafter referred to as the "LOI") as more particularly described in Schedule "A" attached to this Amending Agreement,

and,

B. The Parties hereto wish to amend section 10 of the LOI.

NOW THEREFORE in consideration of the premises and mutual covenants contained in the LOI, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 10 of the LOI be and is hereby amended by deleting the text thereof in its entirety and replacing same with the following:-

   "10. Kokomo and MMYC agree that they will diligently and in good faith negotiate a mutually satisfactory definitive agreement by July 31, 2010 (the "Definitive Agreement") incorporating the terms of this LOI as well as such other terms and conditions as are customary in transactions of this nature. If the Definitive Agreement is not fully executed by August 31, 2010, then this LOI shall terminate and shall be of no further force or effect."

2. Except as hereby amended, the LOI remains unamended and in full force and effect.

3. This Amending Agreement constitutes the entire agreement between the Parties with respect to the matter hereof. This Amending Agreement may not be amended except in writing and signed by the authorized signatories of both parties.

4. This Amending Agreement shall be binding upon the Parties hereto and their successors, and shall inure to the benefits of the Parties hereto and their successors.

5. This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada and the Parties hereto irrevocably and unconditionally attorn to the exclusive jurisdiction of the courts of the Province of British Columbia, Canada for the purposes of this Amending Agreement.

6. The Parties agree to execute and deliver all such further documentation and to do all such further acts and things as may be necessary and desirable to give effect to this Amending Agreement.

7. This Amending Agreement may be signed electronically or by facsimile in as many counterparts as may be required.

IN WITNESS WHEREOF the Parties hereto have hereunto executed these presents as of the day and year first written above.

KOKOMO ENTEPRISES INC.

Per:

Authorized Signatory

Jake H. Kalpakian
Name
Vice President
Title

MINERALES MEXICANOS Y CANADIENSES S.A. DE C.V.

Per:

Authorized Signatory

Luc Pelchat
Name
President
Title

Schedule "A"
to the Amending Agreement
between Kokomo and MMYC dated 22nd June, 2010.

LETTER OF INTENT

This Letter of Intent (hereinafter referred to as this or the "LOI") is made effective as of the 8th day of February, 2010.

BETWEEN:

KOKOMO ENTERPRISES INC., a British Columbia corporation having an office at Suite 1000, 1177 West Hastings Street, Vancouver, B.C. Canada V6E 2K3

(hereinafter referred to as "Kokomo")

OF THE FIRST PART

AND:

MINERALES MEXICANOS Y CANADIENSES S.A. DE C.V., a Mexican company incorporated under the laws of the Country of Mexico, having an office at Zaragoza Sur No. 1300 Edif. Kalos Piso A3 Suite 325, Monterrey, N.L. México C.P. 64000

(hereinafter referred to as "MMYC")

OF THE SECOND PART

1. MMYC represents that the Zaniza Iron Ore Property covers an area of 153.10 square kilometres and is located in the Municipality of Sola De Vega in the State of Oaxaca in the country of Mexico (hereinafter referred to as the "Property").

2. MMYC represents that MMYC has formally acquired the Surface Rights to the Property (hereinafter referred to as "MMYC's Surface Rights Interest ") as more particularly described in Schedule "A" to this LOI.

3. MMYC represents that MMYC has not transferred or encumbered or agreed to transfer or encumber all or any of its right, title or interest in or to MMYC's Surface Rights Interest.

4. MMYC represents that MMYC has the exclusive right and authority to enter into this LOI.

5. MMYC represents that there are no threats, actions or claims in respect to the ownership of MMYC's Surface Rights Interest.

6. MMYC is desirous to sell a 75% right, title and interest in MMYC's Surface Rights Interest to Kokomo, and Kokomo is desirous to purchase from MMYC a 75% right, title and interest in the MMYC's Surface Rights Interest (hereinafter referred to as the "Sale/Purchase of MMYC's 75% Surface Rights Interest").

7. Groupo Acerero del Norte (hereinafter referred to as "GAN") has formally acquired the sub-surface rights to explore and evaluate the economic viability of the Property (hereinafter referred to as the "Sub-Surface Rights Interest to the Property").

8. MMYC and/or its affiliates and/or its associates are currently attempting to acquire the Sub-Surface Rights Interest to the Property. In the event that MMYC and/or its affiliates and/or its associates, directly or indirectly, acquire the Sub-Surface Rights Interest to the Property, then MMYC and/or its affiliates and/or its associates shall sell to Kokomo a 75% right, title and interest in the Sub-Surface

JK

Rights Interest to the Property for a consideration representing 75% of MMYC's and/or its affiliates' and/or its associates' cost for the acquisition of the Sub-Surface Rights Interest to the Property (hereinafter referred to as the "Potential Acquisition from MMYC of the Sub-Surface Rights Interest to the Property by Kokomo").

9. At all times, and without any exceptions whatsoever, Kokomo shall be the operator of the Property.

10. Kokomo and MMYC agree that, following the execution of the LOI, they will diligently and in good faith negotiate a mutually satisfactory definitive agreement by March 15, 2010 (the "Definitive Agreement") incorporating the terms of this LOI as well as such other terms and conditions as are customary in transactions of this nature. If the Definitive Agreement is not fully executed by March 31, 2010, then this LOI shall terminate and shall be of no further force or effect.

11. As consideration for the Sale/Purchase of MMYC's 75% Surface Rights Interest in the Property, Kokomo shall:

   a) make a non-refundable cash payment of US $100,000 upon the execution of the Definitive Agreement by both parties, and,

   b) issue a convertible debenture for the amount of US $900,000 (hereinafter referred to as the "Convertible Debenture"). The Convertible Debenture shall have the following features:

      i. shall have a maturity date of 4 years from the date of the execution of the Definitive Agreement by both parties (hereinafter referred to as the "Maturity Date"),

      ii. shall bear simple interest at an annual rate of 5%, and such interest shall be payable on the Maturity Date, and,

      iii. shall have the right to convert into Kokomo shares at the price of $ 0.10 US cents per Kokomo share in the first year, at the price of $0.25 US cents per Kokomo share in the second year, at the price of $0.50 US cents per Kokomo share in the third year, and at the price of US $1.00 per Kokomo share in the fourth year.

12. Any Kokomo shares that may be issued pursuant to the Convertible Debenture, will be subject to hold periods and restrictions on resale in accordance with applicable securities laws, and the requirements of the Canadian National Stock Exchange (hereinafter referred to as the "CNSX").

13. Upon the Potential Acquisition from MMYC of the Sub-Surface Rights Interest to the Property by Kokomo, Kokomo shall conduct exploration work programmes and shall incur Property Related Expenditures totalling US $3,000,000 over a two year period. Thereafter, each party i.e., Kokomo and MMYC shall contribute their proportionate share of Property Related Expenditures i.e., Kokomo as to 75% and MMYC as to 25%. In the event that MMYC does not contribute its proportionate share of Property Related Expenditures, then Kokomo, on behalf of MMYC, shall contribute MMYC's proportionate share of Property Related Expenditures, and such amounts shall be refunded to Kokomo upon, whichever occurs first; either the sale of the Property or upon the commencement of Commercial Production from the Property.

14. The parties hereto wish to enter into this LOI to formalize the parties' respective interests and obligations.

JK

15. When countersigned by the parties hereto, this LOI will be binding on the parties hereto.

16. In the event that at anytime MMYC wishes to sell its 25% Surface Rights Interest, and in the event that at anytime MMYC and/or its affiliates and/or its associates wish to sell its or their, as the case may be, 25% Sub-Surface Rights Interest to the Property, then Kokomo shall have the right of first refusal.

17. This LOI and the Definitive Agreement will be construed in accordance with the laws of the Province of British Columbia, and the parties hereto attorn to the exclusive jurisdiction of the courts of British Columbia in respect of all disputes and claims.

18. The parties may execute this LOI in counterparts and deliver same by facsimile or email, each counterpart being deemed to be an original and together constituting one agreement, effective as of the day given above.

19. The parties agree to execute and deliver all such further documentation and to do all such further acts and things as may be necessary and desirable to give effect to the intent of this LOI.

20. Kokomo may make any press releases and other announcements in respect of the terms of this LOI as are necessary and advisable to fulfill Kokomo's continuous disclosure obligations under applicable securities laws and the rules and policies of the CNSX.

21. The Definitive Agreement will be subject to the following approvals:-
    a) The approval of the CNSX;
    b) The approval of the Board of Directors of Kokomo; and
    c) If required by the CNSX, the approval of the shareholders of Kokomo.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

KOKOMO ENTEPRISES INC.

Per:

Authorized Signatory

Jake H. Kalpakian
Name
Vice President
Title

MINERALES MEXICANOS Y CANADIENSES S.A. DE C.V.

Per:

Authorized Signatory

Luc Pelchat
Name
President
Title

SCHEDULE "A"

SANTA MARÍA ZANIZA

Estado de Oaxaca

Comunidad de : Santa María Zaniza

A QUIEN CORRESPONDA:

LOS SUSCRITOS PRESIDENTE DE BIENES COMUNALES, SECRETARIO Y TESORERO DEL COMISARIADO DE BIENES COMUNALES, PRESIDENTE DEL CONSEJO DE VIGILANCIA DE LA COMUNIDAD DE SANTA MARIA ZANIZA DE FECHA VEINTISÉIS DE JULIO DE DOS MIL OCHO HACEMOS CONSTAR Y CERTIFICAMOS QUE [illegible] S.A. DE C.V.

SE EXTIENDE LA PRESENTE PARA LOS USOS LEGALES QUE DE [illegible].

SANTA MARÍA ZANIZA [illegible] DE DOS MIL OCHO.

Comisariado de Bienes Comunales	Consejo de Vigilancia
[illegible]	[illegible]
SECRETARIO	TESORERO
[illegible] SANTIAGO	[illegible]